  As filed with the Securities and Exchange Commission on December 9, 1999
                                               Registration No. 333-
================================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                            ____________________
                                  FORM S-1
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                            ____________________
                                TULARIK INC.
           (Exact name of registrant as specified in its charter)

            Delaware                          8731                       94-3148800
  (State or other jurisdiction      (Primary Standard Industrial      (I.R.S. Employer
of incorporation or  organization)   Classification Code Number)      Identification No.)

                            ________________________
                              Two Corporate Drive
                     South San Francisco, California 94080
                                 (650) 825-7000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              ____________________
                                David V. Goeddel
                            Chief Executive Officer
                                  Tularik Inc.
                              Two Corporate Drive
                     South San Francisco, California  94080
                                 (650) 825-7000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              ____________________
                                   Copies to:

          Suzanne Sawochka Hooper,Esq.                    David Hahn, Esq.
          Stephen N. Rosenfield, Esq.               Christopher L. Kaufman, Esq.
               Cooley Godward LLP                         Latham & Watkins
             Five Palo Alto Square                     135 Commonwealth Drive
              3000 El Camino Real                       Menlo Park, CA 94025
            Palo Alto, CA 94306-2155                       (650) 328-4600
                (650) 843-5000

                             _____________________
                Approximate date of proposed sale to the public:
   As soon as practicable after the Registration Statement becomes effective.
                             _____________________

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-89177

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                               Proposed Maximum
Title of Securities to be    Amount to be     Offering Price Per        Proposed Maximum               Amount of
      Registered             Registered (1)        Share (2)        Aggregate Offering Price (2)    Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common stock, par value        805,000              $14.00                 $11,270,000                  $2,975.28
$0.001
====================================================================================================================

(1) Includes 105,000 shares of Common Stock issuable upon purchase by Pharma Vision 2000 AG and exercise of the Underwriters' over-allotment option.
(2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933.
(3) 7,187,500 shares were registered under SEC File No. 333-89177, of which a filing fee of $25,976.00 was previously paid with the earlier registration statement.
                              ------------------
================================================================================

                                EXPLANATORY NOTE

     This registration statement relates to the initial public offering of Common Stock of Tularik Inc. contemplated by a Registration Statement on Form S-1, Securities and Exchange commission File No. 333-89177 (the "Prior Registration Statement") and is filed solely to increase the number of shares to be offered in such offering by 700,000 shares plus up to 105,000 additional shares that may be sold to Pharma Vision 2000 AG and pursuant to the Underwriters' over-allotment option. The contents of the Prior Registration Statement are hereby incorporated by reference.

                                  SIGNATURES
  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on the 9th day of December, 1999.

                                          TULARIK INC.

                                                   /s/ Corinne H. Lyle
                                          By:__________________________________
                                                      Corinne H. Lyle
                                                  Chief Financial Officer

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-1 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date

                  *                    Chief Executive Officer     December 9, 1999
______________________________________  and Director (Principal
           David V. Goeddel             Executive Officer)

        /s/ Corinne H. Lyle            Chief Financial Officer     December 9, 1999
______________________________________  (Principal Finance and
           Corinne H. Lyle              Accounting Officer)

                  *                    Director                    December 9, 1999
______________________________________
        A. Grant Heidrich, III

                  *                    Director                    December 9, 1999
______________________________________
            Mark J. Levin

                  *                    Director                    December 9, 1999
______________________________________
            Paul A. Marks

                  *                    Director                    December 9, 1999
______________________________________
         Edward R. McCracken

                  *                    Director                    December 9, 1999
______________________________________
          Steven L. McKnight

                  *                    Director                    December 9, 1999
______________________________________
          Peter J. Sjostrand

  *By /s/ Corinne H. Lyle
--------------------------------
      (Attorney-In-Fact)

                                EXHIBIT INDEX

                                                                                   Sequentially
   Exhibit No.                             Description                            Numbered Page
        1.1*       Form of U.S. Underwriting Agreement

        1.2*       Form of International Underwriting Agreement

        1.3*       Form of Pharma Vision Common Stock Purchase Agreement

        5.1        Opinion of Cooley Godward LLP

       23.1        Consent of Ernst & Young LLP, Independent Auditors

       24.1*       Power of Attorney

*Incorporated by reference from the Registration Statement on Form S-1 of the Registrant, File No. 333-89177